Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive and Financial Officer of Homeownusa (the “Company”), certifies that, to his knowledge:

1.
The report of the Company for the twelve month period ended January 31, 2014 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November __, 2014	By:	/s/Conn Flanigan
Conn Flanigan
Chief Executive & Financial Officer